OFFERING CIRCULAR

                             MICRO-HYDRO POWER, INC.

                             515 South 700 East #3J
                           Salt Lake City, Utah 84101



            (INCORPORATED UNDER THE LAWS OF UTAH, SEPTEMBER 23, 1980)


                         10,000,000 Shares Common Stock
                  ($0.00001 par value, non-assessable, Voting)
                         OFFERING PRICE $0.01 PER SHARE,
                 OFFERED EXCLUSIVELY TO BONA FIDE UTAH RESIDENTS
                  THESE SECURITIES ARE OFFERED AS A SPECULATION
                        AND INVOLVE A HIGH DEGREE OF RISK


10,000,000 Shares                   PRICE TO              SALES (15%)           PROCEEDS TO
PUBLIC OFFERING                     PUBLIC (1)            COMMISSION            THE COMPANY
($0.00001 par value                                       (2)                   (3)
non-assessable,
Voting)


Per Share                           $.01                  $.0015                $.00085

Maximum Offering                    $100,000.00           $15,000.00            $85,000.00

Minimum Offering (4)                $45,000.00            $6,700.00             $38,250,00



THESE SECURITIES HAVE BEEN REGISTERED WITH THE UTAH SECURITIES COMMISSION BECAUSE SUCH SECURITIES ARE BELIEVED TO BE SUBJECT TO REGISTRATION, BUT REGISTRATION IN NO SENSE INDICATES A RECOMMENDATION OR ENDORSEMENT BY THE COMMISSION OF ANY SECURITY, FIRM, CORPORATION OR INDIVIDUAL. THE COMMISSION DOES NOT PASS UPON THE MERITS OF THE SECURITIES OR THE ACCURACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL

     UNDERWRITER                                     TRANSFER AGENT

     Western Capital & Securities                    American Registrar &
     57 West Second South                            Transfer Company, Inc.
     Salt Lake City, Utah  84101                     Salt Lake City, Utah 84111



               EFFECTIVE DATE OF THIS OFFERING /S/DECEMBER 8, 1980

                                      INDEX
                                      Page

               Company History and Purpose  ------------------------  3

               Proposed Business  Activity  ------------------------  3

               Speculative and Risk Factors ------------------------  4

               Dilution --------------------------------------------  5

               Use  of  Proceeds -----------------------------------  6

               Management  and  Initial Shareholders ---------------  7

               Stock Issuance -------------------------------------- 11

               Transactions with Management and Promoters ---------- 12

               Remuneration ---------------------------------------  13

               Certain  Contraracts -------------------------------  14

               Options,  Warrants or Calls ------------------------  14

               Annual Reports -------------------------------------  14

               Plan of Distribution and Terms of the Offering -----  14

               Legal  and  Accounting ------------------------------ 16

               Litigation -----------------------------------------  16

               Additional Information -----------------------------  17

               Access to Books and  Records

               of the Corporation by Shareholders -----------------  17

               Liability of Directors -----------------------------  18

               Corporation's  Year-End  Date ----------------------  20

               Change in Management Purpose or Control ------------  20

               Certified   Audit   (Exhibit   "A") ----------------  22

               Stock Purchase Agreement (Exhibit "B") -------------

     THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION BECAUSE THEY ARE BELIEVED TO BE EXEMPT FROM REGISTRATION UNDER SECTION 3(a)(11) OF THE SECURITIES ACT OF 1933, AS A PART OF AN ISSUE OFFERED AND SOLD ONLY TO PERSONS RESIDENT WITH A SINGLE STATE, BY A COMPANY ORGANIZED AND OPERATING WITHIN SUCH STATE. THESE SECURITIES ARE TO BE OFFERED AND SOLD ONLY TO BONA FIDE UTAH RESIDENTS THROUGH THE PURCHASE AGREEMENT HEREIN, AND ANY SALE TO ANY OTHER PERSON MAY CAUSE THE CLAIMED EXEMPTION TO BE LOST. IF THE ULTIMATE DISTRIBUTION OF THIS ISSUE IS NOT AN OFFERING AND SALE WHOLLY WITHIN THE STATE OF UTAH TO BONA FIDE RESIDENTS, AND UNLESS SUCH ULTIMATE DISTRIBUTION COMES TO REST WITHIN UTAH, THE CLAIMED EXEMPTION MAY BE LOST AND A CONTINGENT LIABILITY CREATED THEREBY. THIS IS NOT AN OFFER NOR A SOLICITATION OF AN OFFER IN, NOR TO ANY PERSON A RESIDENT OF ANY STATE OTHER THAN THE STATE OF UTAH

(1) The offering price of $0.01 per share was arbitrarily established and has absolutely no relation to issuer's asset values, earnings or past market value. It must not be concluded that the stock has any certain value, or could be resold at purchase price. There is no assurance that any market for the stock may develop at any future time.

(2)Shares are offered by the Company through its agent, Western Capital & Securities, and the agent's sales activity is on a best-efforts basis. Unless the minimum is sold by 120 days from the effective date of this Offering Circular, no commission will be paid. There is no assurance that any or all the shares will be sold. Agent will pay his own day-to-day sales expenses.

(3) Proceeds to the Company are stated before deduction of expenses related to the offering, which the Company will pay estimated at $4,000.00 including printing, filing fees, accounting and legal.

(4) Funds from public sales will be deposited by the agent with Union Bank, Escrow Agent, until there is a $45,000.00 balance in the escrow account. If less is received from public sales by 120 days from the effective date of this Offering Circular, all purchase monies will be refunded to purchasers without any deduction or interest thereon.


NO SALESMAN, DEALER OR ANY OTHER PERSONS AUTHORIZED BY THE COMPANY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS OFFERING CIRCULAR IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE COMPANY'S AGENT.


                           COMPANY HISTORY AND PURPOSE

            Micro-Hydro Power, Inc., hereinafter the "Company" was incorporated under the laws of the State of Utah on September 23, 1980. The present principal office of the Company is located at 515 South 700 East #3J, Salt Lake City, Utah 84102, which it leases for $300.00 per month from an independent party. The Company will also work at micro- hydro power construction and installation sites, and may also operate at its mine sites on property to be acquired assuming that acquisitions actually are accomplished. The Company has no operating history and has not engaged in any business of any type or nature whatsoever. Addi tionally, the Company has no income and must be deemed to be in the promotional stage only.



            The Company was organized for two primary purposes, set forth as follows:

            1. For the research,  development, sale, manufacture,  distribution,
maintenance,   and  operation  of  micro-hydro  power  units  which  consist  of water-powered electrical generating machines.

           2. To engage in the acquisition of natural resource leases in the areas including but not limited to oil, gas, coal, gold, uranium, silver, mercury and related minerals, and to also engage in the operation of the acquired interests and to market the products derived from the acquired properties.

        3. In addition to the foregoing, the Company may engage in any legitimate business it feels has profit potential.



                          PROPOSED BUSINESS ACTIVITIES

            The Company reserves the right to invest in any project whatsoever, and the offering comprehended hereby may to that extent be deemed to be a "blind pool". However, see "Use of Proceeds" wherein it is explained and designated that the net proceeds will be used approximately 90% for the development of the micro-hydro phase of the business, and 10% for the mining phase of the Company's business. The Company intends in its initial phases to develop the micro-hydro unit, primarily within the State of Utah. In subsequent business activities anticipated to occur after the first year's operation, it is hoped that substantial business operations can be commenced in locations outside the State of Utah.

                          SPECULATIVE AND RISK FACTORS



               The securities offered hereby are subject to the risks inherent in new ventures and are highly speculative. Prospective investors should consider the following.

               (1) The Company has no operating history or earnings, and is in its promotional stage.

               (2) Substantially all of the financial risks of the Company's proposed business activities will be borne by public investors.

               (3) Whether the Company can undertake its proposed business activities is totally dependent upon the success of this offering of which no assurance can be given.

               (4) Even if this offering is a success, no assurance can be given that the contemplated business activities of the Company will prove successful or profitable, or that the Company will be able to generate adequate cash flow to continue its proposed business activities.

               (5) The Company's proposed business activities will center in highly competitive fields. Since the Company's competitive position in the mining industry is totally insignificant, it may not be able to effectively compete with other larger companies engaged in similar endeavors. The Company will be competing with numerous other entities, mostly of which are larger, well established companies with greater assets and financial reserves than the Company will possess. The Company is unable to estimate the effect which any such competition will have on its proposed business activities, but the effects thereof would certainly be a substantial detriment to the Company.

               (6) The offering price of the Company's stock has been arbitrarily determined and bears no relationship to book value, earnings or other established criteria of value. There is no present market for the Company's stock, and there is no assurance that the offering will result in the formation of an established market for the Company's stock.

               (7) All of the Company's officers and directors except the President have other full-time business or professional pursuits, and they will not devote full time to the business affairs of the Company.

               (8)  None  of  the   Company's's   officers  or  directors   have
significant experience or expertise in the micro-hydro power industry or in the mining industry.

     (9) The Company's proposed business activities will be subject to the regulation of various federal, state and county governmental agencies, and the cost of complying with the laws and regulations of any such governmental agencies may prove prohibitive.

            (10) With respect to the mining business proposed by the Company, the Company has not made any final determination as of the date of this Offering Circular as to what prospective venture to engage in. Any improper determination as to which project to engage in may cause the Company to render decisions which would involve it in non-profitable activities without the opportunity for the stockholders to play a part in this determination, and result in a loss of part or all of the investor's capital. The proposed business activities, i.e., the mining industry or micro-hydro power industry, involve extremely high degrees of risk.

            (11) The Board of Directors shall have the sole right to determine the type of mining project engaged in.

                                    DILUTION

             If this offering is fully sold, and no assurance can be given that such will be the case, then and in that case, pub1ic investors will 10,000,000 shares of the Company's common voting stock then issued and outstanding, for which they will have paid cash in the amount of $100,000.00, and the present stockholders (officers, directors and promoters) will own 4,559,022 shares (31.3%) of the common voting stock of the Company issued and outstanding, for which they will have paid in cash $12,013.68, and $9,565.00 in design rights value. (See "Transactions with Management" and "Financial Statements", herein.)

            As of the date of this Offering Circular, the Company has 4,559,022 shares of its common voting stock of a par value of $0.00001) per share issued and outstanding, with a net tangible asset value of approximately $0.004732 per share. Assuming this offering is fully sold, of which there can be no assurance, immediately following the offering, the common voting stock of the Company will have a net tangible asset value of approximately $0.007045 per share. Thus, the present stockholders (officers, directors, and promoters) will experience a substantial increase in the value of their shares of approximately $0.002313 per share and conversely, the public investors will experience an immediate substantial decrease in the value of their shares of approximately $0.002955 per share. Thus, the public will suffer a dilution of 29.557% from public offering price of one cent $0.01 per share.

            The above computations are based upon the sale of 10,000,000 shares offered hereby, as to which no assurance can be given. The sale of less than all 10,000,000 shares will result in an additional dilution to the public investors beyond that stated above.

                                 USE OF PROCEEDS

              If all 10,000,000 shares offered hereby are sold, of which there can be no assurance, and assuming that all shares will be sold, the proceeds shall be allocated for the purposes, in the amounts and in the order of priority indicated herein; however, the Company reserves the right to reassess and reassign priorities and applications as good business practices require, in a manner not inconsistent with the Company's proposed business activities as described under the caption, "Company History and Purpose".

Description of Expenditures:

                                          Maximum                             Minimum


Gross                                       $100,000.00                 $ 45,000.00
Commission                                    15,000.00                    6,750.00
Other Expenses                                 4,000.00                  4,000.00
Net                                         $ 81,000.00                 $ 34,250.00
                                            -----------                 -----------
Rent           ($300/mo)                    $  1,800.00 (6 mos)         $    900.00 (3 mos)
Secretary (300/mo)                             1,800.00 (6 mos)      900.00 (3 mos)
Miscellaneous Office
 Expenses (100/mo)                               600.00 (6 mos)              300.00 (3 mos)

Water Rights Acquisition                      34,560.00                   14,467.00

Costs of Construction includ-





 ing Inventory and Sales                      26,880.00                   11,253.00

Miscellaneous Expenses                         7,680.00                    3,215.00

Research and Development
 including Travel Expenses                     7,680.00                    3,215.00

        TOTAL                               $ 81,000.00                 $ 34,250.00





                       MANAGEMENT AND INITIAL SHAREHOLDERS

        There are presently seven (7) stockholders who own all the Company's issued and outstanding shares of common voting stock. These stock certificates bear a legend restricting transfer and sale. The following tabulation indicates the ownership of these shares of common stock, the consideration paid to the Company, and information concerning Officers, Directors and Shareholders of the Company.


                                                                      Consideration
                         Position and   Present No of  %Owned if      Paid to Issuer      Per
                         Annual         Shares Owned   Offering is    for Shares          Share
Name and Resi-      Age  Remuneration   Percentage     Completed      Shown               Payment
dential Address
Mel Mullinen        45   President &    1,753,468      12.0439%       $4,500.00           $0.00257
531 W. 5465 S.           Chief Operat-
Salt Lake City, UT       ing Officer    38.462%
  84107                  $48,000.00/yr

Thomas E. Redd      46   Chairman of    911,804        06.2628%       $    9.11804        $0.00001
Box 184                  Board & Chief
Moab, UT  84532          Executive
                         Officer
                         $24,000/yr*

Brent H. Meikle     30   Financial      490,973        03.3723%       $3,750.00           $0.00764
608 Wasatch Blvd.        Vice-President
Smithfield, UT           Part-time-     10.769%
  84335                  Salary TBD

Richard Bunker      47   Director
Warm Creek Ranch
Gandy, Ut  84728                        455,902        03.1310%       $9,565,00**         $0.02098
     and
Richard Kunz        45   Secretary/     10.000%
1420 W. 5770 S.          Treasurer
Salt Lake City, UT       Part-time-
  84107                  Salary TBD

Alan Hawks          26   Marketing      490,973        0.3723%        $3,750.00           $0.00764
410 S. 601 E.            Vice-President
Salt Lake City, UT       Part-time-     10.769%
  84107                  Salary TBD

Richard Packham     50   Stockholder    455,902        03.131%        $    4.55902        $0.00001

     Total Shares Outstanding         4,559,022        31.313%        $21,578.68
                                        100%





*Thomas E. Redd has agreed to expend 50% of his time with the Company. It may be necessary for him to spend more of his time with the Company, and should the demand arise, and Mr. Redd agree to do so, he will be paid proportionately more depending upon the percentage of his time that he spends.

**Refer to page 12 for explanation.

     No Officer, Director or Promoter, except the President, will devote a substantial amount of time in conducting the business operations of the Company. Time will be devoted to the Company by Officers and Directors on an "as needed" basis. The President will devote full time to the corporation.

     The following table sets forth the capitalization of the Company as of the date of this Offering Circular and adjusted to reflect the issuance of all shares offered hereby:

Class of       Shares             Outstanding           Amount to be Outstanding
stock          Authorized         Shares                if Shares are Sold(Note1)

Common         30,000,000         4,559,022             14,559,022
Stock          ($0.00001
($0.00001
par value)


               (1) No assurance can be given that any number of the shares offered by means of this Offering Circular will be sold.

        The following sets forth individual resumes of the Officers and Directors of the Company:

Mel Mullikin

        Born in 0tto, Wyoming in 1935. His family later moved to Salt Lake City, Utah, where he graduated from South High School in 1954. Soon after graduation, he enlisted in the U.S. Army Infantry Special Services stationed in Fairbanks, Alaska until 1959. In 1960 he started working for Hercules as an Industrial X-Ray Specialist in the Quality Control Center. For approximately one year he worked on missiles at Cape Kennedy in Quality Control testing materials. In 1963 Mr. Mullikin started his own business known as Universal Testing where he worked for the next 18 years. During this time, MPM Products, a company specializing in the sales and installation of x-ray equipment was started. He has four children and resides in Murray, Utah.


                                       -8-

Thomas E. Redd

               Thomas E. Redd is the President of Wasatch Financial Corporation which has its principal place of business in Blanding, Utah. That corporation is in good standing with the Secretary of State's office as of the date of this prospectus.
Mr. Redd is involved in the development of real property in Moab, Utah, and was previously an authorized Ford Dealer. Mr. Redd intends to devote one-half of his time to the Company, but will substantially involved in his other business activities concurrently with the services which he intends to render to the issuer. Mr. Redd is residing, at the present time in Moab, Utah with his wife and two children. Mr. Redd is a high school graduate and has taken sales training courses, the Ford Dealer's courses, and has attended the University of Utah.


Brent H. Meikle

               Mr. Meikle, age 30, was born in Logan, Utah. He graduated from Sky View High School in 1968 and from Utah State University in 1975 with a degree in accounting. Upon graduation, he immediately went to work for Duane Barker and Associates CPA'S, a local firm in Logan, Utah. During his employment for this company, he spent a year serving as Controller for an interstate trucking company, International Contract Carriers, located in Houston, Texas. After the system and controls were established with this company, he again devoted his full attention to public accounting. In August of 1977 he earned his CPA in the State of Utah. At that time, he, along with another CPA, took over ownership of Duane Barker and Associates CPA'S. The practice began to specialize in income tax and consulting for small businesses. In 1979, Mr. Meikle and his partner sold their CPA practice and started their own firm as Financial and Business Consultants. He currently lives in Smithfield, Utah with his wife and four children.





                                       -9-


Alan Hawks

               Mr. Hawks, age 26, was born in Montpelier, Idaho, graduated from Bear Lake High School in 1972, and then later in 1974 from LDS Business College with a degree in accounting and business management. Upon graduation, he went to work for Jerry's Welding and Construction as office manager, then in 1975 attended Rick's College in Rexburg, Idaho. From 1975 through, 1977, he was on a mission for the LDS Church in Pennsylvania.

Upon returning, he became self-employed as a financial consultant. He is currently a partner in the firm of Surety Resource Corporation, and also Vice-President of Westex, a precious metal and diamond brokerage company based in Salt Lake. He is single and resides in Salt Lake City, Utah.


Richard L. Kunz

               Richard L. Kunz is 45 years old and a Utah native. He has been involved in the construction field for the past 27 years and a licensed contractor and realtor. He has been the President of his own company, Gracious Living, Inc., since 1972. He is also the principal owner of Richard L. Kunz Construction Company.
Mr. Kunz has participated in the construction of many residential and apartment projects throughout the Salt Lake area and is a member of the National Builders Association and the Greater Salt Lake Homebuilders Association. Although Mr. Kunz has attended various seminars relating to the oil and gas business, he has no practical experience in the acquisition, development and sale of oil and gas properties. Mr. Kunz graduated from high school in Salt Lake City, Utah.


Richard Bunker

            Mr. Bunker was born in Fillmore, Utah on October 10, 1933. He is married to Edith Scott and resides at Gandy, Utah at a ranch which he operates there, together with his family. He also owns a home in Salt Lake City, Utah and resides part of the time in Salt Lake City, Utah. Mr. Bunker has been active in the printing industry, and has obtained several patents on printing process equipment. He is presently self-employed in the printing industry. He is a high school graduate and attended the University of Utah from 1952 to 1955.

                                   STOCK ISSUANCE

            1. Mel Mullikin has purchased 38.462% of the Company's stock, and owns 1,753,468 shares for which he paid $4,500.00 or $0.00257 per share. Mr. Mullikin is the President of the Company, and was sold this stock at this rate as a promotional consideration, part of which was an inducement for him to become
President of the Company, and render his efforts to the Company in this regard.

            2. Thomas E. Redd is the owner of 911,804 shares of stock of the Company, which as of this point and prior to public sale, constitutes 20% of the outstanding stock of the Company. Mr. Redd paid $9.11804 for that stock, or $0.00001 per share.

           3. Brent Meikle is the owner of 490,973 shares of the stock of the Company, which as of this point and prior to public sale constitutes 10.769% of the outstanding stock of the Company. Mr. Meikle paid $3,750.00 for that stock, or $0.00764 per share.

            4. Alan Hawks is the owner of 490,973 shares of the stock of the Company, which as of this point and prior to public sale constitutes 10.769% of the outstanding stock of the Company. Mr. Hawks paid $3,750.00 for that stock, or $0.00764 per share.

            5. Richard Bunker and Richard Kunz are the owners of 455,902 shares of the stock of the Company, which as of this point and prior to public sale constitutes 10% of the outstanding stock of the Company. They paid $9,565.00 for that stock, or $0.02098 per share.

            6. Richard Packham is the owner of 455,902 shares of the stock of the Company, which as of this point and prior to public sale constitutes 10% of the outstanding stock of the Company.
Mr. Packham paid $4.55902 for that stock, or $0.00001 per share.

                  TRANSACTIONS WITH MANAGEMENT AND PROMOTERS

A.    Issuance of Shares.

            Certain transactions have occurred between the Company and its Officers, Directors and Promoters. These transactions have not been negotiated at "arms length" as the parties to these transactions acted individually as well as Officers and Directors of the Company. Shares of stock have been issued to seven individuals in exchange for consideration other than at the rate of one cent per share which will be paid by the public. Those transactions are summarized as follows:

Name                                Number of Shares                    Amount Paid


Mell Mullikin                          1,753,463                          $4,500.($0.00257/Share)
Alan Hawk                                490,973                          $3,750.($0.00764/Share)
Brent Meikle                             490,973                          $3,750.($0.00764/Share)
Thomas E. Redd                           911,804                          $    9.11804($0.00001/Share)
Richard Bunker/Richard Kunz              455,902                          $9,565.($0.02093/Share)*
Richard Packham                          455,902                          $    4.55902($0.00001/ Share)
                                       4,559,022                          $21,578.68


            These Shares of common voting stock were issued as fully paid and non-assessable.

B.  The Micro-Hydro Power System Contract.

            Richard Bunker and Richard Kunz have heretofore entered into a contract with the Company whereby they have received 455,902 shares of stock and royalty interest. The contract provides for payment to Bunker and Kunz designated in the contract as Designers of the following consideration:

                   3. Hardware Royalties. The Designers shall receive an amount equal to 5% of the gross sales price on all sales of hardware items by MHP to its customers, which proceeds shall be accounted for and paid to the Designers on a quarterly basis


-------------------

   * The $9,565.00 represents an appraisal of the value of design rights and potentially patentable inventions and distribution plans and leases conveyed to the Company by Richard Bunker and Richard Kunz for which they have received the stated number of shares of stock plus royalty interests (see Section B, The Micro-Hydro Power System Contract) and does not represent an amount of cash paid for stock. The rest of the items above represent actual cash paid.

               that accounting shall be made for the first, second, third and fourth quarters of each calendar year within thirty (30) days after the end of said quarter, with the accounting to be mailed within said 30-day period together with a check to the Designers at such address as the Designers shall designate.

                      4. Power Royalties. The Designers Shall receive 10% of all power received by MHP from any of its customers, or 10% of the proceeds thereof, whichever is more, or at the election the Designers to be accounted for and paid over in the same manner as provided in the next proceeding paragraph.

C. Anticipated Benefits of Management, Incorporators, or Holders of 10% or more of the Company Stock.

            It is not anticipated that any relatives, associates, or affiliates of any management member, incorporator, or holder of 10% or more of any of the Company stock will receive any benefit directly or indirectly from the Company's transactions.

                                  REMUNERATION


            The President and Chief Operating Officer of the Company, Mel Mullikin, will devote full-time to the Company, and will receive a salary of $4,000.00 per month, none of which will be paid out of the Proceeds of the offering at a salary to be payable only in the event that funds exclusive of the offering proceeds are available for the payment thereof. The Chairman of the Board and Chief Executive Officer, Thomas E. Redd, will devote one-half time to the Company, and will receive a salary of $2,000.00 per month. He may at a subsequent date become employed full-time for the Company as the need may arise, and in that event, would receive a salary of $4,000.00 per month, none of which will be paid out of the proceeds of the offering at a salary to be payable only in the event that funds exclusive of the offering proceeds are available for the payment thereof. Other than the forgoing, none of the Officers, Directors or Promoters will devote full-time or a substantial amount of time to the Company in its business operations, and no compensation is presently being paid or accruing to the benefit of any other such person. No compensation will be paid to any of the Officers, Directors or Promoters of the Company out of the proceeds of the offering (see "Use of Proceeds").


                                      -13-

                                CERTAIN CONTRACTS

               On September 26, 1980, the Board of Directors of the Company adopted a resolution appointing the American Registrar and Transfer Company, Inc., a Utah corporation, as the transfer and registrar agent for the Company

                           OPTIONS, WARRANTS OR CALLS

          There are no issued or outstanding options, warrants or calls entitling any person to purchase any shares of common voting stock of the Company; however, the Company may adopt a plan in the future pursuant to which options, warrants or calls would be made available to Officers, Directors and key personnel as an incentive to attract and maintain their services on behalf of the Company. Presently, the Company has no agreement or understanding, express or implied, with anyone concerning such options, warrants, or calls, and any such plan will first be submitted to the stockholders of the Company for their approval and will be subject to their approval.

                                 ANNUAL REPORTS

               The Company will supply to the Utah State Securities Commission and to the shareholders of record financial statements within 30 days subsequent to its year-end prepared in accordance with generally accepted accounting standards which shall include an itemization and explanation of the use of corporate funds consistent with the Use of Proceeds section heretofore set forth, and annual reports including a statement of profit and loss and a balance sheet.

                 PLAN OF DISTRIBUTION AND TERMS OF THE OFFERING

               The Company has entered into a "best efforts" Agent's Agreement with Western Capital & Securities:

               The Agreement provides in part:

                      the Agent will use his "best efforts" to sell the shares of common voting stock offered by means of this offering circular to bona fide residents of the State of Utah only;

                      The Agent has not made any commitment to purchase any of the shares offered hereby;

                      The Agent is entitled to receive a fifteen percent (15%) sales commission on the sale of the shares of common voting stock offered hereby which is equivalent to $0.0015 per share for each share sold, subject however to the sale of a minimum of 4,500,000 shares.

               The foregoing is a summary only and does net purport to set out completely all terms of the Agreement between the Company and the Agent. (See "Additional Information" herein.)

Terms of the Offering

                The shares of common voting stock offered by means of this Offering Circular are offered for cash and to bona fide residents of the State of Utah only. As required by the Utah Securities Commission, the Company has agreed to provide and has provided for escrow and impound of the proceed of the initial portion of the offering (4,500,000 - $45,000.00). All payments for the shares of common voting stock purchased are to be made by cash, check or money order payable to:

                                   Union Bank
                                   Escrow Account #10-01114-6

               Should Fewer than 4,500,000 shares of common voting stock Offered hereby be sold by the time of expiration of one hundred twenty (120) days of the effective date hereof, the entire amount paid into the escrow account by each public investor will be refunded in full by the bank directly to each public investor, without any deduction therefrom or interest thereon. Should 4,500,000 shares of common voting stock actually be sold within one hundred twenty (120) days from the effective date hereof, the bank will advise the Utah Securities Commission and upon approval of the Commission, the bank will pay all of the gross case proceeds to the Company. Thereafter, should less than the balance of this offering (4,500,000 - $45,000-00) be fully sold, no provision has been made for impound, escrow or return of any funds to the public investor.

               Each public investor who purchases any of the shares of common voting stock offered hereby shall be required to execute a Stock Purchase Agreement which requires that the Purchaser represent, warrants and agree as follows:

                    1. "... the Purchaser(s)(or any designate) is a bona fide resident of the State of Utah, and that if it should be determined that the purchaser(s) is not a bona fide resident of the State of Utah at the time of offer, sale and issuance of stock certificates representing such shares of common voting stock, the purchase covered by this Stock Purchase Agreement shall be null and void;..."

        Each public investor must consent to the imprinting of a legend on each stock certificate representing any of the shares of common voting stock offered hereby which shall state as follows:

               THESE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED IN RELIANCE ON THE SECTION 3(a)(11) (INTRASTATE) EXEMPTION FROM THE SECURITIES ACT 0F 1933. THE SHARES MAY ONLY BE SOLD TO BONA FIDE RESIDENTS OF THE STATE OF UTAH DURING A NINE (9) MONTH PERIOD COMMENCING WITH THE DATE OF THE LAST SALE UNDER THE INTRASTATE 0FFERING OF THE ISSUER.

A copy of the Stock Purchase Agreement is attached hereto and incorporated by reference.

                              LEGAL AND ACCOUNTING

              Lowell V. Summerhays, Attorney at Law, of the firm of Robinson, Guyon, Summerhays & Barnes, which firm's address is 1220 Continental Bank Building, Salt Lake City, Utah 84101, has furnished the Company with a legal opinion authenticating the legality of the shares proposed to be offered herein. In accordance with Utah Code Annotated ss.71-1-10, (the Utah Uniform Securities
Act) counsel has provided a written legal opinion which is annexed as an exhibit to the Registration Statement on file with the Utah Securities Commission, which opinion provides in part that the securities, when sold, will be legally issued, fully paid, and non-assessable.

               The certified public accountant for the Company is Daniel L. Anderson, CPA, P.O. Box 41, 225 West 100 South, Providence, Utah, who has prepared the accompanying audited financial statement.

                                   LITIGATION

     To the best knowledge of the Company, its officers, Directors and Promoters, neither the Company nor any of its Officers, Directors or Promoters are parties to any material legal proceedings or litigation and no such legal proceeding or litigation is contemplated as of the date of this Offering Circular.

                             ADDITIONAL INFORMATION

               The Company has filed with the Utah Securities Commission an application for Registration with respect to the securities offered hereby. The application contains certain information which investors may wish to review. Copies of all such documents filed with the Commission are matters of public record and may be inspected by any interested party at the address of the Securities Commission.

               Statements contained in this Offering Circular as to the contents of any contract or documents described herein are not necessarily complete, and where such contract or document is an exhibit to the application on file with the Utah Securities Commission, each such statement is qualified in all respects by the provisions of such exhibits, to which reference is hereby made for the full statement of the provisions thereof.

               Any and all amendments to the prospectus will be promptly filed with the Commission and distributed to the purchasers of the offering.

                   ACCESS TO BOOKS AND RECORDS OF CORPORATION
                                 BY SHAREHOLDERS

               The Company will keep correct and complete books and records of account, and will keep minutes of the proceedings of the stockholders meetings and board of directors of meetings, and will keep at its registered office or principal place of business or at the office of its transfer agent or registrar a record of its shareholders, giving the names and addresses of all shareholders and the number of shares held by each.

               Any person who is a shareholder of record may upon written demand stating the purpose thereof have the right to examine in person or by agent or attorney at any reasonable time or times, for any proper purpose the foregoing referred to books and records of accounts, minutes and records of shareholders and stockholders ledger, and to make extracts therefrom.

               Upon written request of any shareholder of the Company, the Company will mail to the shareholder its most recent annual or quarterly financial statements, showing in reasonable detail its assets and liabilities, and the results of this operation.

                             LIABILITY OF DIRECTORS

            Should anyone consider becoming a director in the corporation or electing a director of their choice, they should consider the liabilities imposed upon a director by Utah Code Ann. 16-10-44 which is set forth as follows:

            16-10-44. Liability of directors in certain cases. - In addition to any other liabilities imposed by law upon-directors of a corporation:

               (a) Directors of a corporation who vote for or assent to the declaration of any dividend or other distribution of the assets of a corporation to its shareholders contrary to the provisions of this act or contrary to any restrictions contained in the articles of incorporation, shall be jointly and severally liable to the corporation for the amount of such dividend which is paid or the value of such assets which are distributed in excess of the amount of such dividend or distribution which could have been paid or distributed without a violation of the provisions of this act or the restrictions in the articles incorporation.

               (b) Directors of a corporation who vote for or assent to the purchase of its own shares contrary to the provisions of this act shall be jointly and severally liable to the corporation for the amount of consideration paid for such shares which is in excess of the maximum amount which could have been paid therefor without a violation of the provisions of this act.

               (c) The directors of a corporation  who vote for or assent to any distribution of assets of a corporation to its shareholders during the liquidation of the corporation without the payment and discharge of, or making adequate provision for, all known debts, obligations, and liabilities of the corporation shall be jointly and severally liable to the corporation for the value of such assets which are distributed., to the extent that such debts, obligations, and liabilities of the corporation are not there after paid and discharged.

               (d) The directors of a corporation  who vote for or assent to the making of any loan secured by shares of the corporatton, shall be jointly for the and severally liable to the corporation for the amount of such loan until the repayment thereof.

               (e) If a corporation shall commence business before it has received at least one thousand dollars as consideration for the issuance of shares, the directors who assent thereto shall be jointly and severally liable to the corporation for such part of one thousand dollars as shall not have been received before commencing business, but such liability shall be terminated when the corporation has actually received one thousand dollars as consideration for the issuance of shares.

               A director  of a  corporation  who is present at a meeting of its board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

               A director shall not be liable under  subparagraphs (a) , and (b)
            or (c) of this section if he relied and acted in good faith upon financial statements of the corporation represented to him to be correct by the president or the officer of such corporation having charge of its books of account, or stated in a written report by an independent public or certified public accountant or firm of such accountants fairly to reflect the financial condition of such corporation, nor shall he be so liable if in good faith in determining the amount available far any such dividend or distribution he considered the assets to be of their book value.

               Any  director  against  whom a claim shall be  asserted  under or pursuant to this section for the payment of a dividend or other distribution of assets of a corporation and who shall be held liable thereon, shall be entitled to contribution from the shareholders who accepted or received any such dividend or assets, knowing such dividend or distribution to have been made in violation of this act, in proportion to the amounts received by them respectively.

               Any director against whom a claim shall be asserted under or pursuant to this section shall be entitled to contribution from the other directors who voted for or assented to the action upon which the claim is asserted.

                           CORPORATION'S YEAR-END DATE

        The corporation has a calendar fiscal year which runs from January 1st to December 31st of each year. Therefore, the Company's fiscal year end financial statement will be provided as of an effective date of December 31, 1980.

                     CHANGE IN MANAGEMENT PURPOSE OR CONTROL

        In the event that any change occurs in the management, purpose or control of the Company, or any material or adverse condition affecting the corporation occurs, a statement to this effect shall be promptly provided to the Utah State Securities Commission, the market makers, and the stockholders. The initial shareholders (see "Management and Initial Shareholders") have been issued restricted stock. Each certificate which has been issued as referred to in that section of the prospectus, has had the following legend stamped upon the face thereof:

            The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless a compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration provisions has been established, or unless sold pursuant to Rule 144 under the Securities Act of 1933.

No other stock has been issued by the corporation and no other stock will be issued prior to the completion of the public offering other than those shares required to be issued to the public who purchased pursuant to the offering proposed hereby. Thereafter, it is contemplated that any restricted shares will be issued in accordance with normal corporate procedure and all applicable state and federal laws.